INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Vysis, Inc. on Form S-3 of our report dated February 23, 2001, August 4, 2001 as to Note 23 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 23), which is part of this Registration Statement.

We also consent to the reference to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
August 6, 2001